As filed with the Securities and Exchange Commission on November 27, 2020

Registration No. 333-249370

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Controladora Vuela Compañía de Aviación, S.A.B. de C.V.

(Exact name of registrant as specified in its charter)

 Volaris Aviation Holding Company

(Translation of Registrant’s name into English)

United Mexican States (State or Other Jurisdiction of Incorporation or Organization)	4512 (Primary Standard Industrial Classification Code Number)	None (I.R.S. Employer Identification No.)

Av. Antonio Dovalí Jaime No. 70, 13 Floor, Tower B

 Colonia Zedec Santa Fe

Mexico City, United Mexican States, 01210

+52-55-5261-6400

 (Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Corporation Service Company

 1090 Vermont Avenue NW, Suite 430

Washington, DC 20005

 1-800-927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Antonia E. Stolper, Esq.

Grissel A. Mercado, Esq.

 Shearman & Sterling LLP

599 Lexington Avenue

 New York, New York 10022

Telephone: (212) 848-4000

 Facsimile: (646) 848-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933:

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (2)	Amount of registration fee
Ordinary Participation Certificates (Certificados de Participacíon Ordinarios) (“CPOs”)(1)	U.S.$175,190,750.00	U.S.$19,113.31
Series A shares of common stock, no par value(3)	—	—

(1)	American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the CPOs registered hereby have been registered under a separate registration statement on Form F-6 or will be registered under a further registration statement on Form F-6. Each such American Depositary Share represents ten CPOs and each CPO represents a financial interest in one share of the registrant’s Series A common stock, no par value.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(r) under the Securities Act of 1933, as amended.
(3)	The Series A shares of common stock comprise the CPOs registered hereby and are not being offered hereby.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-3 (File No. 333-249370) (the “Registration Statement”) of Controladora Vuela Compañía de Aviación, S.A.B. de C.V. is being filed solely to (a) re-file Exhibit 23.1 to the Registration Statement, which was previously filed with the Registration Statement, (b) amend the table of Calculation of Registration Fee as set forth above to reflect the correct proposed maximum aggregate offering price and amount of registration fee based on changes in exchange rates and (c) incorporate by reference our Current Report on Form 6-K furnished to the SEC on October 23, 2020, only in respect of our unaudited, consolidated financial statements at September 30, 2020 and for the nine month periods ended September 30, 2020 and 2019 contained therein. Accordingly, this Amendment consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signature page, and Exhibit 23.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The Registrant’s bylaws provide for the indemnification of the members of its board of directors and any committee, as well as the secretary, the assistant secretary and officers of the Registrant in connection with the performance of their duties, against any claim, suit, proceeding or investigation initiated in Mexico or in any jurisdiction where the Registrant’s shares or any other securities having as underlying asset such shares or other fixed-income or variable-income securities of the Registrant are registered or listed, or in any jurisdiction where the Registrant or the entities it controls operate; provided, however, that the indemnity will not apply if such claims, suits, proceedings or investigations result from gross negligence, willful misconduct or bad faith of the relevant indemnified party. Such indemnification includes the payment of any damage or loss that may have been caused by the conduct of such members of the board of directors or committee, secretary, assistant secretary or officers of the Registrant, and the amount needed, if deemed appropriate, to reach a settlement. Indemnification also includes all fees and expenses of legal counsel and other advisors working for the interests of the indemnified individuals. Pursuant to the Registrant’s bylaws, the board of directors retains the right to determine whether hiring of separate legal counsel and advisors to represent or advise the indemnified individuals is necessary.

Policies of insurance may be maintained by the Registrant under which the members of its board of directors and any committee, as well as the secretary, the assistant secretary and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, claims, suits, proceedings or investigations to which they are parties by reason of being or having been such members of the board of directors or committee, secretary, assistant secretary or officers of the Registrant.

Item 9. Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)       that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)       to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5)       that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(A)       each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)       that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)       the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(7)       the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(8)       if the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering;

(9)       insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

(10)       the undersigned registrant hereby undertakes that,

(1)       for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits
1.1+	Form of Underwriting Agreement.
4.1*	Specimen certificate representing certificate for Series A share (English translation) (incorporated by reference to Exhibit 4.1 to our Form F-1 filed on June 20, 2013).
4.2*	Specimen certificate representing a Certificado de Participación Ordinario (English translation) (incorporated by reference to Exhibit 4.2 to our Form F-1 filed on June 20, 2013).
4.3*	Form of CPO Trust Agreement, between the Registrant and Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo (English translation) (incorporated by reference to Exhibit 4.3 to our Form F-1 filed on June 20, 2013).
4.4*	Form of CPO Deed, among Nacional Financiera, Sociedad Nacional de Crédito, Institucíon de Banca de Desarrollo, Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero and Comisíon Nacional Bancaria y de Valores (English translation) (incorporated by reference to Exhibit 4.4 to our Form F-1 filed on June 20, 2013).
4.5*	Form of Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the Holders from time to time of American Depositary Shares issued thereunder, including the form of American Depositary Receipts (incorporated by reference to Exhibit 4.5 to our Form F-1 filed on June 20, 2013).
4.6*	Form of American Depositary Receipt (included in Exhibit 4.5) (incorporated by reference to Exhibit 4.6 to our Form F-1 filed on June 20, 2013).
4.7*	Form of Registration Rights Agreement among the Registrant and the shareholders named therein (incorporated by reference to Exhibit 4.7 to our Form F-1 filed on June 20, 2013).
5.1*	Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican legal counsel of the Registrant, as to the legality of the Series A shares and CPOs.
23.1	Consent of Mancera S.C. (a member practice of Ernst & Young Global Limited).
23.2*	Consent of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican legal counsel of the Registrant (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page to the Registration Statement).

* Previously filed.

+ To be filed as an exhibit to a Current Report on Form 6-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Mexico City, Mexico, on November 27, 2020.

Controladora Vuela Compañía de Aviación, S.A.B. de C.V

By:	/s/ Jaime Pous
Name:	Jaime Pous
Title:	Interim Chief Financial Officer and Senior Vice President Chief Legal Officer and Corporate Affairs

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chief Executive Officer	November 27, 2020
Name: Enrique Javier Beltranena Mejicano	(Principal Executive Officer)

*	Interim Chief Financial Officer	November 27, 2020
Name: Jaime Pous Fernández	(Principal Financial Officer and Principal Accounting Officer)

Corporate Controller and Compliance Director
Name: Alejandro Alba Molina

*	Director and Chairman of the Board	November 27, 2020
Name: Brian H. Franke

*	Director	November 27, 2020
Name: William A. Franke

*	Director	November 27, 2020
Name: Harry F. Krensky

*	Director	November 27, 2020
Name: Marco Baldocchi Kriete

*	Director	November 27, 2020
Name: Alfonso González Migoya

*	Director	November 27, 2020
Name: Stanley L. Pace

*	Director	November 27, 2020
Name: William Dean Donovan

*	Director	November 27, 2020
Name: José Luis Fernández Fernández

*	Director	November 27, 2020
Name: Joaquín Alberto Palomo Déneke

*	Director	November 27, 2020
Name: John A. Slowik

*	Director	November 27, 2020
Name: Ricardo Maldonado Yañez

*	Director	November 27, 2020
Name: Guadalupe Phillips Margain

*	Director	November 27, 2020
Name: Mónica Aspe Bernal

*By:	/s/Jaime Pous
Name: Jaime Pous
Title: Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF VOLARIS

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Controladora Vuela Compañía de Aviación, S.A.B. de C.V, has signed this Amendment No. 1 to the Registration Statement in the City of Newark, State of Delaware on November 27, 2020.

Signatures	Title

/s/ Donald J. Puglisi	Authorized U.S. Representative
Name: Donald J. Puglisi
Title: Managing Director